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Exhibit 99.2





Media Contact:                               Investor Contact:
Greg Berardi                                 Dan Rumsey, General
                                             Counsel and Interim CFO
415-239-7826                                 408-866-3666
greg@bluemarlinpartners.com                  dan.rumsey@p-com.com



                     P-COM RECEIVES $2.8 Million ORDER FROM
                        Mexican CElluLar Operator telcel
________________________________________________________________________
CAMPBELL, CA (Aug. 4, 2003) - P-Com, Inc. (OTCBB:PCOM), a worldwide provider of wireless telecom products and services, today announced that it has received a $2.8 million order for its advanced, point-to-point radios from Mexican cellular operator Telcel Radiomovil DIPSA, S.A. de C.V. ("Telcel").

P-Com said it expects to receive additional orders for deployment in the Telcel network during 2003.

"This order for our Encore Plus radios confirms the strength of our products by one of the world's most respected and fastest-growing telecommunications companies," said P-Com Chairman George Roberts. "This is a significant order for P-Com, and we look forward to additional orders as our partnership with Telcel expands."

Telcel is a subsidiary of America Movil, a leading provider of wireless communications services in Mexico and operating under the trademark "Telcel." Telcel operates cellular telecommunications service within the country's nine regions and provides coverage to more than 85 percent of Mexico's population.

Encore Plus is a variable bandwidth, digital microwave radio that facilitates high-speed voice, data and video transmissions across a network. Encore Plus is also being tested by several other large telecommunications operators in Mexico.

Earlier this year, P-Com received approval for Encore Plus from Mexico's Comision Federal de Telecomunicaciones (Cofetel), the equivalent of the Federal Communications Commission in the U.S.

About P-Com, Inc.
-----------------
P-Com, Inc. develops, manufactures, and markets point-to-point, spread spectrum and point-to-multipoint, wireless access systems to the worldwide telecommunications market. P-Com broadband wireless access systems are designed to satisfy the high-speed, integrated network requirements of Internet access associated with Business to Business and E-Commerce business processes. Cellular and personal communications service (PCS) providers utilize P-Com point-to-point systems to provide backhaul between base stations and mobile switching centers. Government, utility, and business entities use P-Com systems in public and private network applications. For more information visit www.p-com.com or call 408-866-3660.


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Safe Harbor Statement
---------------------
Statements in this release that are not historical, are forward looking and involve known and unknown risks and uncertainties, which may cause P-Com's actual results in future periods to be materially different from any future performance that may be suggested in this release. Such factors may include, but are not limited to, the need to raise equity capital; the ability to obtain equity financing on acceptable terms, if at all; P-Com's ability to enter into agreements with its creditors to substantially reduce its trade and other payables and obligations; a severe worldwide slowdown in the telecommunications equipment and services sector; short-term working capital constraints; fluctuations in customer demand and commitments; fluctuation in quarterly results due to the timing of orders and our capacity to fulfill them; introduction of new products; commercial acceptance and viability of new products; cancellations of orders without penalties; pricing and competition; reliance upon subcontractors; the ability of P-Com's customers to finance their purchases of P-Com's products and/or services; the timing of new technology and product introductions; and the risk of early obsolescence. Further, P-Com operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond P-Com's control, such as announcements by competitors and service providers. Reference is made to the discussion of risk factors detailed in P-Com's filings with the Securities and Exchange Commission, including its reports on Form 10-K and 10-Q.


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